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                                       BY-LAWS
                                          OF
                         HAWAIIAN NATURAL WATER COMPANY, INC.
                                 ARTICLE I - OFFICES

     The principal office of the corporation in the State of Hawaii shall be located in Kailua-Kona, County of Hawaii. The corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

                              ARTICLE 11 - STOCKHOLDERS

1. ANNUAL MEETING

     The annual meeting of the stockholders shall be held on such day within ninety (90) days following the close of each fiscal as the Board of Directors shall designate or, if the Board of Directors shall not have designated such day by the end of the second month following the close of the fiscal year, and unless the President designates some other date the annual meeting for that year shall be held on the fourth Thursday in the third month following the close of the fiscal year.

2. SPECIAL MEETINGS

     Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than Fifty-One Percent (51%) of all the outstanding shares of the corporation entitled to vote at the meeting.

3.   PLACE OF MEETING

     The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting.

     If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.


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4. NOTICE OF MEETING

     Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than twenty (20) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than twenty (20) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date in fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6. VOTING LISTS

     The officer or agent having charge of the stock transfer books for shares of the corporation shall, at least ten (10) days before each meeting of stockholders, make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on


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file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

7. QUORUM

     At any meeting of stockholders, sixty-eight percent (68%) of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8. PROXIES

     At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9. VOTING

     Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

10. ORDER OF BUSINESS

     The order of business at all meetings of the stockholders shall be as follows:

          1.   Roll call.

          2.   Proof of notice of meeting or waiver of notice.


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          3.   Reading of minutes of preceding meeting.

          4.   Reports of Officers.

          5.   Reports of Committees.

          6.   Election of Directors.

          7.   Unfinished business.

          8.   New business.

11. INFORMAL ACTION BY STOCKHOLDERS

     Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                           ARTICLE III - BOARD OF DIRECTORS

1. GENERAL POWERS

     The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with these By-Laws and the laws of this State.

2. NUMBER, TENURE AND QUALIFICATIONS

     The number of directors of the corporation shall be four (4). Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3. REGULAR MEETING

     A regular meeting of the directors shall be held without any notice other than this By-Law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without any notice other than such resolution.


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

4. SPECIAL MEETINGS

     Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5. NOTICE

     Notice of any special meeting shall be given at least three (3) days previously thereto by written notice delivered personally or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6. QUORUM

     At any meeting of the directors, fifty-one percent (51%) shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7. MANNER OF ACTING

     The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

9. RESIGNATION

     A director may resign at any time by giving written notice to the board, the president or the secretary of the


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corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

10. COMPENSATION

     No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

11. PRESUMPTION OF ASSENT

     A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

12. EXECUTIVE AND OTHER COMMITTEES

     The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

                                ARTICLE IV - OFFICERS

1. NUMBER

     The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2. ELECTION AND TERM OF OFFICE

     The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the directors held


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after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3. VACANCIES

    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

4. PRESIDENT

    The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

5. VICE-PRESIDENT

    In the absence of the president or in event of his death, inability or refusal to act, the vice-president shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the president or by the directors.

6. SECRETARY

     The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-Laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may


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be assigned to him by the president or by the directors.

7. TREASURER

     If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-Laws, and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

8. SALARIES

     The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

9. FINANCIAL RESPONSIBILITY

     No shareholder shall be liable for the debts of the corporation beyond the amount which may be due or unpaid upon any share or shares of stock of the corporation owned by him, unless such shareholder personally guarantees payment of such debt.

                  ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1. CONTRACTS

     The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2. LOANS

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3. CHECKS, DRAFTS, ETC.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers,



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agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4. DEPOSITS

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

          ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1. CERTIFICATES FOR SHARES

     (a) Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. All certificates shall express on its face the name of the corporation, the name of the record holder to whom issued, the number of shares and class or series represented thereby, the par value or a statement that the shares are without par value, and the date of issue. The name and address of the stockholder, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

     (b) Each share certificate shall clearly specify the professional financial responsibility as stated in Article X of the Articles of Incorporation and
Article IV of these By-Laws.

     (c) All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

2. TRANSFER OF SHARES

     (a) Shares of stock of the corporation may be transferred only pursuant to the restrictions and requirements as set forth in the Articles of Incorporation and Stock Redemption Agreement, if any.

     (b) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

     (c) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

     (d) Each stock certificate shall contain an appropriate legend setting forth the transfer restrictions set forth in this Section.

                              ARTICLE VII - FISCAL YEAR

     The fiscal year of the corporation shall be such as may from time to time be established by the Board of Directors.

                               ARTICLE VIII - DIVIDENDS

     The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                  ARTICLE IX - SEAL

     The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words "Corporate Seal."

                             ARTICLE X - WAIVER OF NOTICE

     Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                               ARTICLE XI - AMENDMENTS


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     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a vote of the stockholder representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

     I HEREBY CERTIFY the foregoing to be a true and exact copy of the By-Laws of HAWAIIAN NATURAL WATER COMPANY, INC.

                                             /S/ Marcus Bender
                                                 -----------------------------
                                                 Assistant Secretary


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

                            AMENDMENT NUMBER 1 TO BY-LAWS
                                          OF
                         HAWAIIAN NATURAL WATER COMPANY, INC.
                          (Effective as of August 29, 1996)

1. Article III, Section 2 of the By-Laws is hereby amended and restated to read in full as follows:

          "2. NUMBER, TENURE AND QUALIFICATIONS

          The authorized number of directors which shall constitute the whole board shall be at least four, the exact number of directors to be fixed from time to time by resolution of the board or the stockholders. The exact number of directors shall be six (6) until changed as provided in this
     Section 2. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 8 of this Article III, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders."

2. Article III, Section 8 of the By-Laws is hereby amended and restated to read in full as follows:

          "8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES

          Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason, except the removal of directors without cause, may be filled by a vote of a majority of the directors then in office, although less than a quorum. Vacancies occurring in the board by reason of a removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor."

                            AMENDMENT NUMBER 2 TO BY-LAWS
                                          OF
                         HAWAIIAN NATURAL WATER COMPANY, INC.
                          (Effective as of February 4, 1997)

Article II, Section 2. of the By-Laws is hereby amended and restated to read in full as follows:

          "2. SPECIAL MEETINGS

          Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the board of directors, the holders of not less than one-tenth (1/10) of all shares entitled to vote at the meeting, the Chairman of the Board, or such other persons as may be authorized in the corporations Articles of Incorporation or these by-laws."

Article II, Section 5. of the By-Laws is hereby amended and restated to read in full as follows:

          "5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

          For the purposes of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case sixty
     (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring the determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof."

3. The following sentence shall be added to the and of Article II, Section 9. of the By-Laws:

          "Unless otherwise required by law, no stockholder or stockholders shall have any right to have directors of the corporation elected by cumulative voting."

4. Article III, Section 7. of the By-Laws is hereby amended and restated to read in full as follows:

          "7. QUORUM

          At any meeting of stockholders, a majority of shares of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required under Hawaii law, the articles of incorporation, or these by-laws."

5. Article VI, Section 1.(b) of the By-Laws is hereby deleted in its entirety.

6. Article VI, Section 2.(a) of the By-Laws is hereby deleted in its entirety.

7. Article VI, Section 2.(d) of the By-Laws is hereby deleted in its entirety.

8. Article XI of the By-Laws in hereby amended and restated to read as follows:

                               "ARTICLE XI - AMENDMENTS
                              -------------------------

          The power to alter, amend, or repeal these By-Laws, subject to repeal or change by action of the stockholders, shall be vested in the Board of Directors, unless reserved to the stockholders by the Articles of Incorporation."


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

                            AMENDMENT NUMBER 3 TO BY-LAWS
                                          OF
                         HAWAIIAN NATURAL WATER COMPANY, INC.
                         (effective as or February 25, 1998)

1. Article I of the By-Laws is hereby amended and restated to read in full as follows:

                            "ARTICLE I - OFFICES

     "The principal office of the corporation in the State of Hawaii shall be located in Honolulu or such other place as the board of directors may designate. The corporation may have such other offices within or without the State as the board of directors may designate or as the business of the corporation may from time to time require."

2. Article II, Section 1 of the By-Laws is hereby amended and restated to read in full as follows:

          "1.  ANNUAL MEETING

     Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of such meetings."

3. Article III, Section 12 of the By-Laws is hereby amended and restated to read in full as follows:

        "12.  EXECUTIVE AND OTHER COMMITTEES

        The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of two or more directors. Each such committee shall serve at the pleasure of the board."



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